UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue
Suite 100
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Entry into Hercules Term Loan Facility

On January 22, 2024 (the “Closing Date”), Sight Sciences, Inc. (“Company” and collectively with any Company affiliates that are made party to the Loan Agreement, “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc (“Hercules” or “Agent”) and certain affiliates of Hercules (collectively with Hercules, the “Lender”), which provides for a senior secured term loan facility in the aggregate principal amount of up to $65.0 million (the “Term Loan Facility”). An initial tranche of $35.0 million (the “Initial Loan”) was funded under the Term Loan Facility on the Closing Date. In addition to the Initial Loan, the Term Loan Facility includes additional tranches available as follows: $5.0 million available in a single draw through December 15, 2024 (together with the Initial Loan, the “Tranche I Commitment”), $10.0 million available to draw between the period commencing on the date that Agent, receives evidence in form and substance reasonably satisfactory to it that Borrower has achieved certain performance milestones, and ending on September 15, 2025, and $15.0 million available for Borrower to draw through the interest only period (an initial period of 30 months from the Closing Date which may be extended to 36 months based on achieving certain performance milestones) in increments of $5.0 million, subject to the sole approval of Lender’s investment committee (the “Tranche Loans”, and together with the Initial Loan, the “Term Loans”).

Each Term Loan draw is subject to standard conditions precedent, including absence of any events of default and Borrower’s continued compliance with the terms and provisions of the Loan Agreement. The Term Loan Facility has a maturity date of July 1, 2028 (the “Maturity Date”). Upon repayment of the Term Loans (whether at Maturity Date or upon earlier prepayment), Borrower is required to pay an exit fee equal to 5.95% of the originally funded Term Loans.

Borrower’s net proceeds from the Initial Loan were $34.6 million, after deducting estimated debt issuance costs, fees and expenses. On the Closing Date, the Company repaid the Borrower’s prior term loan from MidCap (as defined in Item 1.02 below) including payment of certain termination fees and other expenses incurred in connection therewith (as described in Item 1.02 below) in the aggregate amount of $37.7 million.

Interest Rate, Facility Charge, Warrant Coverage and Right to Invest

The Term Loan Facility will accrue interest at a floating annual rate based on the greater of (i) 10.35% or (ii) the Wall Street Journal prime rate plus 2.35%. Accrued interest on the Term Loans is payable monthly in arrears. Upon an event of default under the Loan Agreement, the interest rate will automatically increase by an additional 3.0% per annum.

The Term Loan Facility includes a 0.75% facility charge on the Tranche I Commitment due at Closing Date. A facility charge of 0.75% will be charged on additional Tranche Loans at the time of funding.

On the Closing Date, the Company will issue a warrant to Lender to purchase that number of shares of the Company’s common stock equal to two percent of Initial Loan, or $700,000, divided by the volume-weighted average price (“VWAP”) of the Company’s common stock for the five-day period preceding the Closing Date. The Company will issue additional common stock warrants to Lender at the closing of future Tranche Loans, if any, to purchase that number of shares of common stock equal to two percent of the applicable Tranche Loan divided by the VWAP of the Company’s common stock for the five-day period preceding the applicable Tranche Loan closing date. Each warrant shall be exercisable for seven years from date of issuance and shall be tradeable in accordance with the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

While the Term Loans remain outstanding, Borrower shall use commercially reasonable efforts to grant to Lenders the option to invest up to a total of $3 million in Borrower’s next round of equity offering, if any, broadly marketed to multiple investors on the same terms, conditions and pricing offered to investors in such subsequent equity financing.

Prepayment

Borrower is entitled to prepay the Term Loans at any time, subject to a prepayment premium equal to (a) 3.0% of the amount so prepaid, if such prepayment occurs during the first twelve months following the Closing Date, (b) 2.0% of the amount so prepaid, if such prepayment occurs during the second twelve months following the Closing Date, (c) 1.0% of the amount so prepaid thereafter. Prepayment is not applicable in circumstances in which Hercules or an affiliate of Hercules refinances its own debt.

Security

Pursuant to the Loan Agreement, all of Borrower’s obligations under the Term Loan Facility are secured by a perfected first priority security interest in substantially all of its existing and after-acquired assets, subject to customary exceptions.

Representations, Warranties, Covenants, and Events of Default

The Loan Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, events of default and other provisions and conditions that are customarily required for similar financings. The affirmative covenants, among over things, require Borrower to undertake various reporting and notice requirements and an obligation to maintain and enforce certain rights, approvals and assets. The negative covenants restrict Borrower’s ability to, among other things and subject to certain exceptions contained in the Loan Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers and acquisitions; change Borrower’s business activities; and make investments or restricted payments, in each case subject to customary exceptions. The negative covenants also restrict Borrower’s ability to change its fiscal year, repay certain indebtedness, engage in certain affiliate transactions, or enter into, amend or terminate any other agreements that has the impact of restricting Borrower’s ability to make loan repayments under the Loan Agreement. In addition, Borrower must meet certain minimum cash and revenue covenants as outlined below.

Minimum Cash Covenant: Borrower is required to maintain an unrestricted cash balance (“Minimum Cash Requirement”) of at least 85% of total Secured Obligations. Upon Borrower’s achievement of certain performance milestones, the Minimum Cash Requirement shall be reduced to 35% of the total Secured Obligations.

Minimum Revenue Covenant: Upon achievement of certain performance milestones and tested monthly, Borrower must maintain an amount of trailing six-month GAAP revenue equal to 80% of the revenue forecast approved by the Company’s Board of Directors and provided to Lenders. The testing of the Minimum Revenue Covenant shall be waived at any time in which either: a) the Company maintains unrestricted cash equal to 100% of the total Secured Obligations, or b) the Company maintains unrestricted cash equal to 70% of the total Secured Obligations and maintains a market capitalization of at least $400,000,000.

The foregoing summary of the Term Loan Facility is not complete and is qualified in its entirety by reference to the full text of the form of warrant and the Loan Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Capitalized terms not otherwise defined in this Current Report shall have the meanings ascribed to them in the Loan Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Termination of MidCap Term Loan Facility

In connection with the entry into the Loan Agreement with Lenders, Borrower’s Amended and Restated Credit and Security Agreement, dated November 23, 2020 (as amended, the “Prior Credit Agreement”), with MidCap Financial Trust (“MidCap” and together with certain affiliates of MidCap, the “Prior Lenders”) was terminated, effective as of the Closing Date, the payment and other obligations of Borrower under the Prior Agreement were discharged, and Prior Lenders’ security interest in the Company’s assets and property was released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The warrants were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2024, the Company issued a press release announcing its entry into the Loan Security Agreement described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Loan and Security Agreement, dated January 22, 2024, by and among Sight Sciences, Inc., certain affiliates of Hercules Capital, Inc., and Hercules Capital., Inc.+

99.1	Press Release, dated January 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish an unredacted copy of such exhibit, or a copy of any omitted schedule or exhibit, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date: January 23, 2024	By:	/s/ Alison Bauerlein
Chief Financial Officer